EXHIBIT 99.1

Release:	Immediate
Contact:	Paul Bowman (investment community)	David Miller (editorial/media)
	(408) 563-1698	(408) 563-9582

APPLIED MATERIALS ANNOUNCES RESULTS
FOR SECOND FISCAL QUARTER 2005

•	Net Sales: $1.86 billion (5% increase quarter over quarter; 8% decrease year over year)

•	Net Income: $305 million (6% increase quarter over quarter; 18% decrease year over year)

•	EPS: $0.18 ($0.01 increase quarter over quarter; $0.04 decrease year over year)

•	New Orders: $1.55 billion (7% decrease quarter over quarter; 30% decrease year over year)

     SANTA CLARA, Calif., May 17, 2005 — Applied Materials, Inc., the world’s largest supplier of wafer fabrication solutions to the global semiconductor industry, reported results for its second fiscal quarter ended May 1, 2005. Net sales were $1.86 billion, up 5 percent from $1.78 billion for the first fiscal quarter of 2005, and down 8 percent from $2.02 billion for the second fiscal quarter of 2004. Gross margin for the second fiscal quarter of 2005 was 44.0 percent, down from 44.4 percent for the first fiscal quarter of 2005, and down from 46.5 percent for the second fiscal quarter of 2004. Net income for the second fiscal quarter of 2005 was $305 million, or $0.18 per share, up from net income of $289 million, or $0.17 per share, for the first fiscal quarter of 2005, and down from net income of $373 million, or $0.22 per share, for the second fiscal quarter of 2004.

     New orders of $1.55 billion for the second fiscal quarter of 2005 decreased 7 percent from $1.68 billion for the first fiscal quarter of 2005, and decreased 30 percent from $2.21 billion for the second fiscal quarter of 2004. Regional distribution of new orders for the second fiscal quarter of 2005 was: Japan 33 percent, North America 18 percent, Taiwan 18 percent, Korea 13 percent, Europe 9 percent, and Southeast Asia and China 9 percent. Backlog at the end of the second fiscal quarter of 2005 was $2.85 billion, compared to $3.21 billion at the end of the first fiscal quarter of 2005.

     During the second fiscal quarter of 2005, the company repurchased approximately 31 million shares of common stock at an average price of $16.18 per share for an aggregate purchase price of $500 million. Also during the second fiscal quarter of 2005, the company declared a quarterly cash dividend of $0.03 per share, payable on June 8, 2005 to stockholders of record on May 18, 2005.

     “In a market where conditions remained mixed, Applied Materials continued to perform well,” said Mike Splinter, president and chief executive officer of Applied Materials. “Our broad product portfolio provides our customers with enabling technology, as the semiconductor industry continues to adopt 300mm manufacturing and moves into volume sub-100 nanometer production.

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Applied Materials, Inc.
May 17, 2005

     “Applied gained more than three points of market share in calendar 2004, according to independent market researchers, outpacing the semiconductor equipment industry. Our technologies and products are setting benchmarks for the industry. The company’s speed-boosting transistor processes, leading interconnect technologies and extensive suite of inspection and metrology systems are helping customers deliver advanced chips more affordably. Our commitment to providing world-class solutions to customers is the driving force within our company,” concluded Splinter.

     This press release contains forward-looking statements, including statements regarding market conditions and the company’s opportunities, product capabilities and strategic position. Forward-looking statements may contain words such as “expect,” “anticipate,” “believe,” “may,” “should,” “will,” “estimate,” “forecast,” “see,” “promise,” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, but are not limited to: the sustainability of demand in the semiconductor and semiconductor equipment industries, which is subject to many factors, including global economic conditions, business spending, consumer confidence, demand for electronic products and semiconductors, and geopolitical uncertainties; customers’ capacity requirements, including capacity utilizing the latest technology; the timing, rate, amount and sustainability of capital spending for new technology, such as 300mm and sub-100 nanometer applications; the company’s ability to successfully develop, deliver and support a broad range of products and services and expand its markets; the ability to maintain effective cost controls and to timely align the company’s cost structure with business conditions; the successful integration and performance of acquired businesses; changes in management; and other risks described in Applied Materials’ Securities and Exchange Commission filings, including its reports on Form 10-K, Form 10-Q and Form 8-K. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.

     Applied Materials will discuss its second fiscal quarter results, along with its outlook for the third fiscal quarter of 2005, on a conference call today beginning at 1:30 p.m. Pacific Time. A webcast of the conference call will be available on Applied Materials’ web site under the “Investors” section.

     Applied Materials, Inc. (Nasdaq: AMAT), headquartered in Santa Clara, California, is the largest supplier of equipment and services to the global semiconductor industry. Applied Materials’ web site is www.appliedmaterials.com.

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Applied Materials, Inc.
May 17, 2005

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended

	May 2,	May 1,	May 2,	May 1,
(In thousands, except per share amounts)	2004	2005	2004	2005

Net sales	$2,018,105	$1,861,189	$3,573,553	$3,641,765
Cost of products sold	1,079,464	1,042,759	1,958,743	2,033,110

Gross margin	938,641	818,430	1,614,810	1,608,655

Operating expenses:
Research, development and engineering	244,175	225,589	486,820	467,351
Marketing and selling	95,975	92,448	184,373	170,278
General and administrative	83,457	88,875	163,751	177,298
Restructuring, asset impairments and other charges	—	—	167,459	—

Income from operations	515,034	411,518	612,407	793,728

Interest expense	11,682	9,815	23,482	19,087
Interest income	26,220	40,449	57,493	77,107

Income before income taxes	529,572	442,152	646,418	851,748

Provision for income taxes	156,224	137,322	190,694	258,153

Net income	$373,348	$304,830	$455,724	$593,595

Earnings per share:
Basic	$0.22	$0.18	$0.27	$0.36
Diluted	$0.22	$0.18	$0.26	$0.35

Weighted average number of shares:
Basic	1,690,617	1,660,584	1,686,193	1,666,627
Diluted	1,729,506	1,671,822	1,732,542	1,679,443

Applied Materials, Inc.
May 17, 2005

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS

	October 31,	May 1,
(In thousands)	2004*	2005

ASSETS

Current assets:
Cash and cash equivalents	$1,493,292	$1,663,749
Short-term investments	5,084,704	4,743,114
Accounts receivable, net	1,670,153	1,595,402
Inventories	1,139,368	1,085,578
Deferred income taxes	610,095	661,836
Other current assets	283,907	255,263

Total current assets	10,281,519	10,004,942

Property, plant and equipment	2,953,130	2,972,966
Less: accumulated depreciation and amortization	(1,607,602)	(1,673,182)

Net property, plant and equipment	1,345,528	1,299,784

Goodwill, net	257,321	337,825
Purchased technology and other intangible assets, net	50,291	76,260
Deferred income taxes and other assets	158,786	197,347

Total assets	$12,093,445	$11,916,158

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$45,864	$46,466
Accounts payable and accrued expenses	1,895,061	1,757,039
Income taxes payable	347,056	358,575

Total current liabilities	2,287,981	2,162,080

Long-term debt	410,436	414,302
Other liabilities	133,001	157,832

Total liabilities	2,831,418	2,734,214

Stockholders’ equity:
Common stock	16,803	16,477
Additional paid-in capital	2,070,733	1,401,418
Deferred stock compensation, net	(96)	–
Retained earnings	7,164,170	7,757,765
Accumulated other comprehensive income	10,417	6,284

Total stockholders’ equity	9,262,027	9,181,944

Total liabilities and stockholders’ equity	$12,093,445	$11,916,158

* Certain amounts in the October 31, 2004 consolidated condensed balance sheet have been reclassified to conform to the 2005 presentation.